SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934
                      Date of Report:  January 19, 1998



                               MEDIMMUNE, INC.
           (Exact name of registrant as specified in its charter)



                      Commission File Number:  0-19131




          Delaware                                    52-1555759
     (State of Incorporation)                     (I.R.S. Employer
                                                  Identification No.)



     35 West Watkins Mill Road, Gaithersburg, MD      20878
     (Address of principal executive offices)       (Zip Code)


          Registrant's telephone number, including area code (301) 417-0770


                No Exhibits are being filed with this report


CytoGam and RespiGam are registered trademarks of the Company.


                               MEDIMMUNE, INC.
                         Current Report on Form 8-K


ITEM 5.  OTHER EVENTS

MedImmune, Inc. reported the information contained in the following press release dated January 16, 1998:

        MEDIMMUNE FINALIZES VACCINE AGREEMENT WITH SMITHKLINE BEECHAM

Gaithersburg, MD, January 16, 1998 -- MedImmune, Inc. (Nasdaq:MEDI) today announced that it has finalized its agreement with SmithKline Beecham (SB) (NYSE:SBH) to develop and commercialize human papillomavirus (HPV) vaccines for prevention of cervical cancer and genital warts. The companies previously announced, in a press release dated December 11, 1997, that closing of the agreement was subject to expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, which has occurred. Under the terms of the agreement, SB receives exclusive worldwide rights to MedImmune's HPV vaccine technology in exchange for an up-front payment, future funding and potential developmental and sales milestones which together could total over $85 million. In addition, MedImmune will receive royalties on any product sales should a vaccine be successfully commercialized.

Currently, MedImmune is conducting a Phase 1 clinical trial with its first HPV vaccine candidate, HPV-11. MedImmune expects to begin clinical evaluation of HPV-18 and HPV-16 vaccine candidates this year. Following Phase 1 studies, the components will be combined into multi-valent vaccines for Phase 2 and Phase 3 clinical trials. SB is responsible for the final development of the product, regulatory, manufacturing, and marketing.

HPVs are responsible for the development of genital warts and cervical cancer. There are over 75 different types of HPV associated with a variety of clinical disorders ranging from benign lesions to potentially lethal cancers. Four types of HPV cause the majority of genital warts and cervical cancer cases: HPV-6, HPV-11, HPV-16 and HPV-18. There are currently no vaccines to prevent these common sexually transmitted diseases that affect 24 to 40 million men and women in the United States.

MedImmune, Inc. is a biotechnology company focused on developing and marketing products for the prevention and treatment of infectious diseases and for use in transplantation medicine. The Company currently markets two products through its hospital-based sales force and has five new product candidates in clinical trials.

This announcement may contain, in addition to historical information, certain forward-looking statements that involve risks and uncertainties. Such statements reflect management's current views and are based on certain assumptions. Actual results could differ materially from those currently anticipated as a result of a number of factors, including risks and uncertainties discussed in the Company's filings with the U.S. Securities and Exchange Commission. Commercialization of an HPV vaccine will require prior approval from regulatory authorities, including the Food and Drug Administration in the U.S. There can be no assurance that such approvals will be obtained.

(REGISTRANT)      MEDIMMUNE, INC.




BY (SIGNATURE)    /s/ David M. Mott
(NAME AND TITLE)  David M. Mott, President and Chief Operating Officer
                                (Principal financial and accounting officer)
(DATE)            January 19, 1998